Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

I.
Parties

The Parties to this Settlement Agreement and Release are:

1.01.
Argent Trust Company, as Trustee of the Permian Basin Royalty Trust; and
1.02.
Blackbeard Operating, LLC.
II.
Definitions
2.01.
“Argent” means Argent Trust Company, as Trustee of the Permian Basin Royalty Trust.
2.02.
“Blackbeard” means Blackbeard Operating, LLC.
2.03.
“Parties” means, collectively, Argent and Blackbeard.
2.04.
“Party” means any one of the Parties.
2.05.
“Argent Released Parties” means, collectively, (i) Argent and (ii) Argent’s officers, directors, partners, employees, parents, subsidiaries, successors, assigns, affiliates, insurers, agents, and attorneys.
2.06.
“Blackbeard Released Parties” means, collectively, (i) Blackbeard and (ii) Blackbeard’s officers, directors, partners, employees, parents, subsidiaries, successors, assigns, affiliates, insurers, agents, and attorneys.
2.07.
“Litigation” means the lawsuit styled Argent Trust Company, as Trustee of the Permian Basin Royalty Trust v. Blackbeard Operating, LLC, pending in the 342nd Judicial District Court of Tarrant County, Texas, Cause No. 342-352596-24.
2.08.
“Conveyance” means that instrument titled Net Overriding Royalty Conveyance (Permian Basin Royalty Trust – Waddell Ranch) between Southland Royalty Company and the First National Bank of Fort Worth, as Trustee of the Permian Basin Royalty Trust, effective November 1, 1980.
2.09.
“West Ranch JOA” means the Operating Agreement by and between Southland Royalty Company, as Operator, and Exxon Company, U.S.A. Inc., et al, as Non-Operators, dated May 1, 1991, covering the Waddell West Ranch in Crane County, Texas, as amended by the Amendment and Ratification of Operating Agreement and Substitution of COPAS Accounting Procedures Waddell West Ranch dated February 10, 2011.
2.10.
“East Ranch JOA” means the Operating Agreement by and between Southland Royalty Company, as Operator, and Exxon Company, U.S.A. Inc., et al, as Non-Operators, dated May 1, 1991, covering the Waddell East Ranch in Crane County, Texas, as amended by the

Amendment and Ratification of Operating Agreement and Substitution of COPAS Accounting Procedures Waddell West Ranch dated September 15, 2010.
2.11.
“West Ranch Properties” means those properties subject to the West Ranch JOA.
2.12.
“East Ranch Properties” means those properties formerly subject to the East Ranch JOA.
2.13.
“Waddell Ranch Properties” means, collectively, the West Ranch Properties and East Ranch Properties.
2.14.
“Quarterly Statement” means the statement in the form of the files Blackbeard produced in the Litigation as BLACKBEARD00012843 and BLACKBEARD00012844.
2.15.
“Claims” means, collectively, claims, causes of action, demands, liabilities, damages, fines, penalties, obligations, debts, and liens, including all causes of action asserted or that could have been asserted by any of the Parties in the Litigation, including breach of contract, and all claims related to the Conveyance, West Ranch Properties, East Ranch Properties, and production, including royalties, from these properties.
2.16.
“Agreement” means this Settlement Agreement and Release, including the attached exhibit, which is incorporated by reference.
2.17.
“Effective Date” means the date on which the Parties fully execute this Agreement.
III.
Statement of Facts

The Parties stipulate and agree to these facts:

3.01.
The Parties are successors-in-interest to the original parties to the Conveyance.

3.04. Bona fide disputes and controversies exist between Argent, on the one hand, and Blackbeard, on the other, as to the Claims and the Litigation. Because of these disputes and controversies, the Parties desire to settle the Claims and the Litigation. The Parties intend that the full terms and conditions of the compromise and settlement of the Claims and the Litigation be set forth in this Agreement.

In consideration of the obligations in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

IV.
Representations and Warranties

The following representations and warranties will survive the execution of this Agreement and the completion of the settlement provided below.

4.01.
Argent warrants and represents that it has the power and authority to enter into this Agreement and that this Agreement and all documents delivered under this Agreement, to which it is a Party, are valid, binding and enforceable upon it. Argent warrants and represents that no consent, approval, authorization, or order of, and no notice to, or filing with any court,

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governmental authority, person, or entity is required for its execution, delivery, and performance of this Agreement. Argent warrants and represents that it exclusively owns the Claims that it is releasing in this Agreement, and that no part of its Claims released in this Agreement have been assigned or transferred to any other person or entity. Argent warrants and represents that this Agreement resolves any Claims it has against any of the Blackbeard Released Parties. Argent further warrants and represents that it has authorization, power, and authority under the pertinent trust agreement to sign this Agreement and, thereby, to bind the trust Party. Argent signs this Agreement in its trustee capacity and not in an individual capacity.
4.02.
Blackbeard warrants and represents that it has the power and authority to enter into this Agreement and that this Agreement and all documents delivered pursuant to this Agreement, to which it is a Party, are valid, binding and enforceable upon it. Blackbeard warrants and represents that no consent, approval, authorization, or order of, and no notice to, or filing with any court, governmental authority, person, or entity is required for its execution, delivery, and performance of this Agreement. Blackbeard warrants and represents that it exclusively owns the Claims that it is releasing in this Agreement, and that no part of its Claims released in this Agreement have been assigned or transferred to any other person or entity. Blackbeard warrants and represents that this Agreement resolves any Claims it has against any of the Argent Released Parties.
4.03.
Blackbeard represents and warrants that as of January 1, 2025, Blackbeard acquired all of the working interests subject to the East Ranch JOA and that the East Ranch JOA terminated as of that date.
V.
Settlement Terms

In reliance upon the representations, warranties, and covenants in this Agreement, and concurrently with the execution and delivery of this Agreement, the Parties have settled and compromised their Claims, as follows:

Settlement Payment

5.01.
On the dates set out in Paragraphs 5.02 and 5.03 of this Agreement, Blackbeard agrees to pay Argent the total sum of NINE MILLION DOLLARS AND NO/100 ($9,000,000.00) (“Settlement Payment”) by wire transfer in accordance with the payment instructions Blackbeard currently has for purposes of paying overriding royalties to Argent for production from the Waddell Ranch Properties.

5.02.
Within thirty days of the Effective Date, Blackbeard shall pay Argent the sum of FOUR MILLION, FIVE HUNDRED THOUSAND DOLLARS AND NO/100 ($4,500,000) (the “Initial Settlement Payment”).
5.03.
Blackbeard shall pay Argent FOUR MILLION, FIVE HUNDRED THOUSAND DOLLARS AND NO/100 ($4,500,000) in four equal installments of ONE MILLION, ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($1,125,000), with the first installment due on the first business day following January 1, 2026, the second installment due on the first business day following April 1, 2026, the third installment due on the first business day following

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July 1, 2026, and the fourth and final installment due on the first business day following October 1, 2026.
5.04.
Upon Argent’s receipt of the Settlement Payment, Argent acknowledges the sufficiency of the Settlement Payment.

Conveyance

5.05.
Overhead Rates. The Parties agree that Blackbeard will apply the overhead rate required by the West Ranch JOA for Blackbeard’s operations related to the West Ranch Properties, beginning November 1, 2024. The Parties agree that Blackbeard will apply the overhead rate required by the East Ranch JOA for Blackbeard’s operations on East Ranch Properties for the months of November and December of 2024. The Parties also agree that beginning January 1, 2025, Blackbeard may use the overhead rate allowed by Schedule B to the Conveyance until such time, if any, that a new joint operating agreement covering the East Ranch Properties is executed and effective. In the event a new joint operating agreement covering the East Ranch Properties becomes effective, Blackbeard agrees to provide Argent with written notice of such agreement within a reasonable time after the agreement becomes effective.
5.06.
Saltwater Disposal. The Parties agree that beginning November 1, 2024, Blackbeard may charge Argent for the costs of saltwater disposal and all gathering and transportation costs consistent with the rates charged by Nile Midstream, LLC, which is in compliance with Paragraph 7(B) of Schedule B of the Conveyance for the East Ranch Properties and Paragraph 6(B) of the West Ranch JOA for the West Ranch Properties.
5.07.
Technical Labor. The Parties agree that (1) beginning November 1, 2024, Blackbeard may charge Argent for technical labor for Blackbeard’s reservoir engineers working on the Waddell Ranch Properties, and (2) Blackbeard may charge Argent for costs associated with Blackbeard’s employees whose time is not fully dedicated to operations on the Waddell Ranch Properties pursuant to Blackbeard’s current allocation method, which involves Blackbeard’s department heads and managers directly responsible for oversight of field office administrators, landmen, reservoir engineers, and technical employees providing and/or confirming: (i) the listing of employees who perform qualifying technical services on the joint account, (ii) their best estimate of the percentage of time such employees spend providing technical services versus non-qualifying work, and (iii) their best estimate of the joint account region benefiting from qualifying technical services identified in (i) and (ii) above.
5.08.
Reporting. The Parties agree that the detail and timing of the Quarterly Statement satisfies the reporting requirements of Section 2.03 of the Conveyance. Blackbeard agrees future quarterly reports will contain the level of detail regarding categories of information as that contained in the Quarterly Statement. The Parties further agree that Section 2.06 of the Conveyance contains additional reporting requirements that Blackbeard must comply with upon dismissal of the Litigation, provided that no audit of the annual report for 2023 and 2024 by a public accounting firm shall be required.
5.09.
Line Loss. The Parties agree that (1) ordinary line loss as defined by any third-party purchase agreement is permitted in connection with Blackbeard’s operations on the Waddell Ranch Properties, (2) Argent may not make a claim or pursue any credit or exception based on

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“lost volumes” after October 31, 2024, for ordinary line loss where Blackbeard pays Argent based on production volumes delivered to any purchaser, and (3) Argent has the option to conduct an annual site audit of the Waddell Ranch Properties at its own expense, over the course of no longer than a single day per year, with two weeks’ advance written notice to Blackbeard.

Litigation

5.10.
Within three business days following receipt of the Initial Settlement Payment described in Paragraph 5.02 of this Agreement, the Parties shall jointly move to dismiss the Litigation with prejudice by filing the Joint Motion to Dismiss with Prejudice and proposed order, attached as Exhibit A.

Mutual Releases

5.11.
Argent releases, acquits, and forever discharges the Blackbeard Released Parties from any and all Claims. Argent further covenants and agrees not to sue the Blackbeard Released Parties for any Claim released by Argent herein and to indemnify and to hold the Blackbeard Released Parties harmless from and against any and all liability, suits, actions, claims, demands, losses, damages, deficiencies, costs, obligations and expenses, including, without limitation, reasonable attorneys’ fees and other expenses of litigation, and all amounts paid in settlement of any Claim, incurred by the Blackbeard Released Parties as a result of the assertion of any Claim released by Argent herein or any interest in a Claim released by Argent herein (whether such interest was acquired by assignment, transfer, operation of law or otherwise).
5.12.
Blackbeard releases, acquits, and forever discharges the Argent Released Parties from any and all Claims. Blackbeard further covenants and agrees not to sue the Argent Released Parties for any Claim released by Blackbeard herein and to indemnify and to hold the Argent Released Parties harmless from and against any and all liability, suits, actions, claims, demands, losses, damages, deficiencies, costs, obligations and expenses, including, without limitation, reasonable attorneys’ fees and other expenses of litigation, and all amounts paid in settlement of any Claim, incurred by the Argent Released Parties as a result of the assertion of any Claim released by Blackbeard herein or any interest in a Claim released by Blackbeard herein (whether such interest was acquired by assignment, transfer, operation of law or otherwise).
5.13.
The Parties agree that the releases provided in Paragraphs 5.11 and 5.12 shall become effective upon Argent’s receipt of Initial Settlement Payment and will be effective for any Claims that arose on or before October 31, 2024. Argent acknowledges and agrees that the additional agreements regarding the Conveyance in this Agreement, unless breached by Blackbeard, cannot form the basis of any exceptions or Claims after October 31, 2024.
5.14.
Notwithstanding the releases in Paragraphs 5.11 and 5.12, the Parties agree that nothing in this Agreement will be construed to preclude any Party from seeking to enforce the terms of, or to sue any other Party for breach of, this Agreement.

Attorneys’ Fees and Costs

5.15.
Except to the extent included in the Settlement Payment, the Parties agree to bear their own attorneys’ fees and costs related in any way to the Claims, Litigation, the Parties’

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disputes with each other arising before the Effective Date, the resolution of those disputes, and this Agreement.
5.16.
In any action arising out of this Agreement, including, but not limited to, any action to enforce the terms of this Agreement, the prevailing Party will be entitled to the recovery of its reasonable legal fees, including any costs and expenses of litigation.

Choice of Law & Venue

5.17.
This Agreement shall be governed and construed in accordance with laws of the State of Texas, except that any conflict of law rule of that jurisdiction that may require reference to the laws of some other jurisdiction shall be disregarded.
5.18.
The Parties agree that the courts of Tarrant County, Texas, will be the exclusive proper venue for any litigation involving this Agreement. The Parties expressly, voluntarily, and irrevocably submit themselves exclusively to personal jurisdiction and venue in the courts of Tarrant County, Texas for any litigation involving this Agreement.

Cooperation and Additional Actions

5.19.
The Parties agree to cooperate fully (a) in executing all supplementary documents; and (b) in taking all additional actions that may be reasonable and necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

No Third-Party Beneficiaries

5.20.
The Parties agree that there are no third-party beneficiaries to this Settlement Agreement, and that the Parties have no intention of conferring third-party beneficiary status on any person or entity through this Agreement. This provision does not affect the rights of the Argent Released Parties or the Blackbeard Released Parties to enforce this Agreement.

Miscellaneous

5.21.
The Parties agree that: (i) this Agreement is entered into for settlement purposes only to avoid further trouble, litigation, and expense; and (ii) none of the Parties admits liability or damages to any of the other Parties or anyone else as the result of the events that give rise to this Agreement, but rather they expressly deny all such liability and damages.
5.22.
This Agreement has been prepared by the joint efforts of the Parties and the attorneys for each of the Parties.
5.23.
If a court of competent jurisdiction holds any provision of this Agreement to be invalid, void, or unenforceable, the remaining provisions will nevertheless survive and continue in full force and effect without being impaired or invalidated in any way.
5.24.
This Agreement will: (i) continue perpetually and will be binding upon each of the Parties and their respective heirs, successors, and assigns; and (ii) inure to the benefit of each of the Parties and their respective heirs, successors, and assigns.

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5.25.
This Agreement represents the entire agreement of the Parties with respect to the settlement accomplished by this Agreement, and it supersedes all prior written or oral agreements, including the Binding Term Sheet executed by the Parties on August 6, 2025. The terms are contractual and not mere recitals. None of the Parties has expressed any facts, representations, or express or implied warranties, except as expressly contained in this Agreement.
5.26.
This Agreement may not be amended, altered, modified, or changed in any way except in writing signed by all the Parties to this Agreement.
5.27.
This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will be considered one and the same Agreement. The delivery of this Agreement in the form of a clearly legible electronically scanned version (in .pdf format) by email will have the same force and effect as delivery of the originally executed Agreement.
5.28.
ARGENT (THROUGH THE PERSON SIGNING THIS AGREEMENT ON ITS BEHALF) EXPRESSLY WARRANTS AND REPRESENTS THAT IT (A) HAS CAREFULLY READ THIS SETTLEMENT AGREEMENT, (B) IS REPRESENTED BY COUNSEL IN CONNECTION WITH THIS SETTLEMENT AGREEMENT, (C) UNDERSTANDS THE CONTENTS AND EFFECT OF THIS SETTLEMENT AGREEMENT, AND (D) SIGNS THIS SETTLEMENT AGREEMENT VOLUNTARILY AND KNOWINGLY AS ITS OWN FREE ACT.
5.29.
BLACKBEARD (THROUGH THE PERSON SIGNING THIS AGREEMENT ON ITS BEHALF) EXPRESSLY WARRANTS AND REPRESENTS THAT IT (A) HAS CAREFULLY READ THIS SETTLEMENT AGREEMENT, (B) IS REPRESENTED BY COUNSEL IN CONNECTION WITH THIS SETTLEMENT AGREEMENT, (C) UNDERSTANDS THE CONTENTS AND EFFECT OF THIS SETTLEMENT AGREEMENT, AND (D) SIGNS THIS SETTLEMENT AGREEMENT VOLUNTARILY AND KNOWINGLY AS ITS OWN FREE ACT.

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IN WITNESS WHEREOF, the Parties have executed this Agreement effective for all purposes of as of the Effective Date.

Plaintiff Argent Trust Company, as Trustee of the Permian Basin Royalty Trust

By: _/s/ Nancy Willis_______________

Printed Name: _Nancy Willis_________

Title: _Director of Royalty Trust Services

Date: _August 19, 2025_______________

Defendant Blackbeard Operating, LLC

By: _/s/ Ricky Torlincasi____________

Printed Name: __Ricky Torlincasi_____

Title: _General Counsel_____________

Date: _August 18, 2025______________

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